                                                                     EXHIBIT 1.1

                                                               Draft May 3, 2001



                             1,500,000 Common Units

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                        __________________, 2001

A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Raymond James & Associates, Inc.
  c/o A.G. Edwards & Sons, Inc.
  One North Jefferson Avenue
  St. Louis, Missouri 63103

          The undersigned, Inergy, L.P., a Delaware limited partnership (the "PARTNERSHIP"), Inergy Propane, LLC, a Delaware limited liability company (the "OPERATING COMPANY"), New Inergy Propane, LLC, a Delaware limited liability company ("NEW PROPANE"), Inergy Partners, LLC, a Delaware limited liability company (the "NON-MANAGING GENERAL PARTNER"), Inergy GP, LLC, a Delaware limited liability company (the "MANAGING GENERAL PARTNER") (the Managing General Partner and the Non-Managing General Partner are sometimes collectively referred to herein as the "GENERAL PARTNERS"), Inergy Holdings, LLC, a Delaware limited liability company ("HOLDINGS"), Inergy Sales & Service, Inc., a Delaware corporation ("SERVICE SUB"), L&L Transportation, LLC, a Delaware limited liability company ("L&L TRANSPORTATION"), and Inergy Transportation, LLC, a Delaware limited liability company ("INERGY TRANSPORTATION") hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters as set forth below. The Partnership, the Operating Company, Service Sub, L&L Transportation, and Inergy Transportation are referred to as the "PARTNERSHIP GROUP." L&L Transportation and Inergy Transportation are sometimes collectively referred to herein as the "OPERATING SUBS." The Partnership, the Operating Company, New Propane, the General Partners, Holdings, Service Sub and the Operating Subs are referred to as the "INERGY PARTIES." The Inergy Parties, Wilson Oil Company of Johnston County, Inc., a North Carolina corporation ("WILSON"), and Rolesville Gas and Oil Company, Inc., a North Carolina corporation ("ROLESVILLE"), are collectively referred to herein as the "INERGY ENTITIES."

     It is understood and agreed by all parties that the Partnership was formed to acquire, own and operate the business and assets of Holdings. The partnership agreement of the Partnership was adopted by the Managing General Partner, the Non-Managing General Partner, and Inergy Partners, LLC, in its capacity as the organizational limited partner of the Partnership (the "ORGANIZATIONAL LIMITED PARTNER"), on _____________, 2001 (as the same may be amended or restated at or prior to the Closing Date, the "PARTNERSHIP

AGREEMENT"). The Partnership will operate its business through the Operating Company. The Operating Company will operate its business through itself, the Operating Subs and Service Sub. The Managing General Partner serves as the managing general partner of the Partnership. The Non-Managing General Partner serves as the non-managing general partner of the Partnership.

     Prior to the date hereof, the Operating Company entered into a bank credit agreement (the "BANK CREDIT AGREEMENT") providing for a $75 million acquisition credit facility.

     On the Closing Date, certain members of the Non-Managing General Partner, as disclosed on Schedule III hereto, will exchange their preferred interests in the Non-Managing General Partner for common interests therein pursuant to letter agreements entered into with each of them dated March 26, 2001 (the "NON-MANAGING GENERAL PARTNER EXCHANGE OFFER").

     On the Closing Date, the Partnership, the General Partners, the Operating Company, Holdings, New Propane, Service Sub, L&L Transportation, Wilson, and Rolesville will enter into a Contribution and Conveyance Agreement (the "CONTRIBUTION AGREEMENT") pursuant to which the following transactions will occur:

     (a) The Non-Managing General Partner will contribute to the Operating Company the wholesale assets owned by it and all other assets related to the propane business other than (i) $1.5 million in cash or cash equivalents and
  (ii) the stock of Wilson.

     (b) The Non-Managing General Partner will contribute its interest in the Operating Company (other than a 1.0101% interest) to the Partnership in exchange for (i) a continuation of its 1% general partner interest, (ii) 3,135,831 senior subordinated units ("SENIOR SUBORDINATED UNITS") representing senior subordinated limited partner interests in the Partnership, (iii) 480,659 junior subordinated units ("JUNIOR SUBORDINATED UNITS") representing junior subordinated limited partner interests in the Partnership and (iv) the assumption by the Partnership of all liability for funded debt of the Non-Managing General Partner (the "DEBT").

     (c) The Non-Managing General Partner will contribute 928,730 of its Senior Subordinated Units and all of its 480,659 Junior Subordinated Units to New Propane in exchange for 100% of the common interests in New Propane.

     (d) Wilson will contribute its preferred interest in the Operating Company to New Propane in exchange for a similar preferred interest in New Propane [expand].

     (e) Rolesville will contribute its preferred interest in the Operating Company to New Propane in exchange for a similar preferred interest in New Propane [expand].

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

     (f) New Propane will contribute the preferred interests in the Operating Company that it received from Wilson and Rolesville to the Partnership in exchange for 177,536 Senior Subordinated Units and 91,883 Junior Subordinated Units.

     (g) The public offering of the common units representing limited partner interests in the Partnership (the "COMMON UNITS") contemplated hereby will be consummated.

     (h) The Partnership will contribute the proceeds received from the sale of the Common Units offered hereby to the Operating Company as a capital contribution to continue its ownership of a 100% interest in the Operating Company.

     (i) The Managing General Partner will be admitted as a managing member of the Operating Company without any contribution and with no economic interest in the Operating Company.

     (j) The Operating Company will use the cash received by it to pay transaction costs (estimated to be $___ million) and will use the balance of $___ million to retire a portion of the Debt.

     (k) The Non-Managing General Partner will distribute the incentive distribution rights, as defined in the Partnership Agreement (the "INCENTIVE DISTRIBUTION RIGHTS"), to Holdings in redemption of a ___% interest in the Non-Managing General Partner.

     (l) The Non-Managing General Partner will distribute 2,207,101 Senior Subordinated Units to the persons and entities listed on Schedule II in redemption of their interest in the Non-Managing General Partner.

     (m) The Operating Company [and L&L Transportation] will contribute nonqualifying assets to Service Sub in exchange for stock of Service Sub and the assumption by Service Sub of any liabilities related to those businesses.

          The Non-Managing General Partner Exchange Offer and the transactions described above in clauses (a) through (m) are referred to herein collectively as the "TRANSACTIONS." The exchanges described in (d) and (e) above are referred to herein as the "WILSON AND ROLESVILLE EXCHANGE." In connection with the Transactions, the parties to the Transactions have entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (the "CONVEYANCES"). The Conveyances and the Contribution Agreement are collectively referred to herein as the "CONTRIBUTION DOCUMENTS."

          1. DESCRIPTION OF COMMON UNITS. The Partnership proposes to issue and sell to the Underwriters 1,500,000 Common Units (the "FIRM UNITS"). Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 225,000 Common Units (the "OPTION

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UNITS"), as provided in Section 3 of this Agreement. The Firm Units and the
Option Units are herein sometimes referred to as the "UNITS" and are more fully described in the Prospectus hereinafter defined.

          2. PURCHASE, SALE AND DELIVERY OF FIRM UNITS. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership, pro rata, at a purchase price of $___ per share, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

          Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC").
Delivery of the documents required by Section 6 hereof with respect to the Units shall be made prior to 11:00 a.m. on ______________, 2001 at Vinson & Elkins LLP, 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760 or at such other place as may be agreed upon between you and the Partnership (the "PLACE OF CLOSING"), or at such other time and date not later than five full business days thereafter as you and the Partnership may agree, such time and date of payment and delivery being herein called the "CLOSING DATE."

          The Partnership will cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

          It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

          It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

          3. PURCHASE, SALE AND DELIVERY OF THE OPTION UNITS. The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 225,000 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by them in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

          The option is exercisable by you at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when The Nasdaq National Market is open for trading), for

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the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 13 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Partnership to such effect.

          You shall make such allocation of the Option Units among the Underwriters as may be required to eliminate purchases of fractional Units.

          Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Units shall be made prior to 11:00 a.m. on ______________, 2001 at the Place of Closing, or at such other time and date as you and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the "OPTION CLOSING DATE." On the Option Closing Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

          The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC.

          4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INERGY PARTIES. The Inergy Parties jointly and severally represent and warrant to and agree with each Underwriter that:

          (a) Definitions. A registration statement (Registration No. 333-56976) on Form S-1 with respect to the Units, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations thereunder (the "1933 ACT RULES AND REGULATIONS") of the Securities and Exchange Commission (the "SEC") and has been filed and declared effective by the SEC under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to you. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Partnership with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "REGISTRATION STATEMENT" as used herein means the registration statement as amended at the time it becomes

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     effective under the 1933 Act (the "EFFECTIVE DATE"), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Units may commence, the term "REGISTRATION STATEMENT" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) or Rule 462(d) under the 1933 Act (an "ABBREVIATED REGISTRATION STATEMENT"), the term "REGISTRATION STATEMENT" as used in this Agreement includes the Abbreviated Registration Statement. The term "PROSPECTUS" as used herein means the prospectus as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. The term "PRELIMINARY PROSPECTUS" as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A of the 1933 Act Rules and Regulations included at any time in the Registration Statement. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

          (b) No Material Misstatements or Omissions. Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Inergy Parties, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Inergy Parties, threatened to institute proceedings for any such purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, not misleading, and neither any Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Partnership relating to the Underwriters by or on behalf of

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     the Underwriters expressly for use in the preparation thereof (as provided in Section 14 hereof). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the 1933 Act Rules and Regulations, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith. There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (c) Formation and Due Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("DELAWARE LP ACT") with full power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Closing Date in all material respects as described in the Registration Statement and the Prospectus. The Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the business, financial condition or results of operation of the Partnership Group, taken as a whole ("MATERIAL ADVERSE EFFECT"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (d) Formation and Due Qualification of Holdings, New Propane, the Operating Company and the Operating Subs. Each of Holdings, New Propane, the Operating Company and the Operating Subs has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "DELAWARE LLC ACT") with full power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of Holdings, New Propane, the Operating Company and the Operating Subs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

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          (e) Formation and Due Qualification of the General Partners.  Each of
     the General Partners has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full power and authority to own or lease its properties to be owned or leased at the Closing Date, to conduct its business to be conducted at the Closing Date and to act as a general partner of the Partnership and to own membership interests or have management rights, as the case may be, of the Operating Company, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partners is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (f) Formation and Due Qualification of Service Sub. Service Sub has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law ("DGCL") with full power and authority to own or lease its properties to be owned or leased at the Closing Date and to conduct its business to be conducted at the Closing Date, in all material respects as described in the Registration Statement and the Prospectus. Service Sub is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (g) Ownership of the General Partner Interests in the Partnership. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Managing General Partner and the Non-Managing General Partner will be the sole general partners of the Partnership. The Non-Managing General Partner will own a 2% general partner interest and the Managing General Partner will own a non-economic, managing general partner interest; such general partner interests will be duly authorized and validly issued in accordance with the Partnership Agreement; and each General Partner will own its general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (h) Ownership of the Sponsor Units and the Incentive Distribution Rights. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, (i) New Propane will own 1,106,266 Senior Subordinated Units and 572,542 Junior Subordinated Units, (ii) the persons and entities listed on Schedule II will collectively own 2,207,101 Senior Subordinated Units in the amounts shown on such Schedule II and

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     (iii) Holdings will own all of the Incentive Distribution Rights; all of such Senior Subordinated Units, Junior Subordinated Units (the Senior Subordinated Units and the Junior Subordinated Units are sometimes collectively referred to herein as the "SPONSOR UNITS") and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and New Propane will own its Sponsor Units and Holdings will own its Incentive Distribution Rights free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims.

          (i) Valid Issuance of the Firm Units. At the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Additional Units); at the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date.

          (j) Ownership of the Membership Interests in the Operating Company. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Partnership will own a 100% membership interest in the Operating Company; such membership interest will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the "OPERATING COMPANY LLC AGREEMENT") and will be fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own its membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (k) Ownership of Service Sub.   At the Closing Date and the Option
     Closing Date, after giving effect to the Transactions, (i) the Operating Company will own ___%

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     of the issued and outstanding capital stock of Service Sub and (ii) L&L
     Transportation will own ___% of the issued and outstanding capital stock of Service Sub; such capital stock will be duly authorized and validly issued and will be fully paid and nonassessable; and the Operating Company and L&L Transportation will own such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (l) Ownership of the Operating Subs. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Operating Company will own a 100% membership interest in each of the Operating Subs; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreements of the Operating Subs (as the same may be amended or restated at or prior to the Closing Date, the "OPERATING SUBS LLC AGREEMENTS") and will be fully paid (to the extent required under the Operating Subs LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company will own such membership interests free and clear of all liens, encumbrances, security interest, equities, charges or claims.

          (m) Ownership of New Propane. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Non-Managing General Partner will own a 100% common membership interest in New Propane, Wilson will own ___% of the preferred membership interests in New Propane, and Rolesville will own ___% of the preferred membership interests in New Propane; such membership interests will be duly authorized and validly issued in accordance with New Propane's limited liability company agreement (as the same may be amended or restated at or prior to the Closing Date, the "NEW PROPANE LLC AGREEMENT") and will be fully paid (to the extent required under the New Propane LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
     Act); and the Non-Managing General Partner, Wilson and Rolesville will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (n) Ownership of the Managing General Partner. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, Holdings will own 100% of the issued and outstanding membership interests of the Managing General Partner; such membership interests will be duly authorized and validly issued and will be fully paid and nonassessable; and Holdings will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (o) Ownership of the Non-Managing General Partner. Holdings will own ____% of the issued and outstanding common membership interests in the Non-Managing General Partner. The persons and entities listed on Schedule III will collectively own ____% of the issued and outstanding common membership interests and

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

     100% of the issued and outstanding preferred membership interests of the Non-Managing General Partner; such membership interests will be duly authorized and validly issued and will be fully paid and nonassessable; and Holdings will own its membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (p) No Other Subsidiaries. Other than the Partnership's ownership of its membership interest in the Operating Company and the Operating Company's ownership of its membership interest in the Operating Subs and its shares of capital stock of Service Sub, neither the Partnership nor the Operating Company own, and at the Closing Date and the Option Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership and its membership interests in the Operating Company and New Propane, the Non-Managing General Partner does not own, and at the Closing Date and the Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership and its membership interests in the Operating Company, the Managing General Partner does not own, and at the Closing Date and the Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (q) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests of the Partnership, (ii) any membership interests of the General Partners, the Operating Company, New Propane or the Operating Subs or (iii) any shares of Service Sub, in each case pursuant to the partnership agreement or limited liability company agreement of such entity (collectively, the "ORGANIZATIONAL AGREEMENTS") or the certificates of incorporation, bylaws and other organizational documents (together with the Organization Agreements, the "ORGANIZATIONAL DOCUMENTS") or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Sponsor Units or Incentive Distribution Rights or other interests in the Partnership, (B) any membership interests in the General Partners, the Operating Company, New Propane or the Operating Subs or (C) any shares of Service Sub.

          (r) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and
     (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Inergy Parties, Wilson and Rolesville or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 4(t)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements (as defined in Section 4(t)), shall have been validly taken.

          (s) Enforceability of the Underwriting Agreement. This Agreement has been duly executed and delivered by each of the Inergy Parties, and constitutes the valid and legally binding agreement of each of the Inergy Parties, enforceable against each of the Inergy Parties in accordance with its terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions hereunder may be limited by federal or state securities laws.

          (t) Enforceability of Other Agreements.  At or before the Closing
     Date:

          i. The Partnership Agreement will have been duly authorized, executed and delivered by the General Partners and the Organizational Limited Partner and will be a valid and legally binding agreement of the General Partners and the Organizational Limited Partner, enforceable against the General Partners and the Organizational Limited Partner in accordance with its terms;

          ii. The Non-Managing General Partner's LLC Agreement will have been duly authorized, executed and delivered by Holdings and the persons and entities listed on Schedule III and will be a valid and legally binding agreement of Holdings and the persons and entities listed on Schedule III, enforceable against each of them in accordance with its terms;

         iii. Each of the Contribution Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto enforceable against such parties in accordance with their respective terms;

         iv. The Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company enforceable against the Operating Company in accordance with its terms;

     provided that, with respect to each agreement described in this Section 4(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, the Non-Managing General Partner LLC Agreement, the Contribution Documents and the Bank Credit Agreement are herein collectively referred to as the "OPERATIVE AGREEMENTS."

          (u) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Inergy Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a violation of the Organizational Documents, (ii) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violated, violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Inergy Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Inergy Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

          (v) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Inergy Entities party thereto, or the consummation by the Inergy Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the Closing Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

          (w) No Default. None of the Inergy Entities is in (i) violation of its Organizational Documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii), would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Inergy Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Inergy Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

          (x) Conformity of Securities to Descriptions in the Prospectus. The Units, when issued and delivered against payment therefor as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (y) Independent Public Accountants. The accountants, Ernst & Young LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants with respect to the Partnership and the General Partners as required by the Act and the applicable published rules and regulations thereunder.

          (y) Financial Statements. At March 31, 2001, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the captions "Selected Historical and Pro Forma Financial and Operating Data" and "Selected Historical Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Managing General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (z) No Material Adverse Change. None of the Inergy Parties has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Inergy Parties has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Group, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Inergy Parties and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners' capital, stockholders' equity, net worth or results of operations of the Partnership Group.

          (aa) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Inergy Parties, threatened, against any of the Inergy Parties, or to which any of the Inergy Parties is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

          (bb) Title to Properties. Upon consummation of the Transactions on the Closing Date, the Operating Company, Service Sub and the Operating Subs will have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Company, Service Sub and the Operating Subs, free and clear of all liens, claims, security interests or other encumbrances except (i) as described in the Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus. Upon consummation of the Transactions on the Closing Date, all real property and buildings held under lease or license by the Operating Company, Service Sub and the Operating Subs will be held by the Operating Company, Service Sub and the Operating Subs under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

          (cc) Sufficiency of Contribution Documents. The Contribution Documents were, or as of the Closing Date will be, legally sufficient to transfer or convey to the Operating Company, Service Sub and the Operating Subs all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Company, Service Sub and the Operating Subs to conduct their operations (in all material respects as contemplated by the Registration Statement and the Prospectus), subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Registration Statement and the Prospectus. The Operating Company, Service Sub and the Operating Subs, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus and the Contribution Documents.

          (dd) Permits. Each of the Operating Company, Service Sub and the Operating Subs has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Operating Company, Service Sub and the Operating Subs has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership Group taken as a whole.

          (ee) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ff) Tax Returns. Each of the Inergy Parties has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There are no tax returns of any of the Inergy Parties that are currently being audited by federal, state or local taxing authorities or with respect to which the Inergy Parties have received notice from such authorities that such an audit is being contemplated, which, if adversely determined, would reasonably be likely to result in a Material Adverse Effect or would subject the Partnership or the limited partners of the Partnership to any material liability or disability.

          (gg) ERISA. With respect to each employee benefit plan, program and arrangement, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Inergy Parties, or with respect to which the Partnership could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred, in connection with which the Partnership could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that would reasonably be likely to result in a Material Adverse Effect or would subject the Partnership or the limited partners of the Partnership to any material liability or disability.

          (hh) Investment Company/Public Utility Holding Company. None of the Inergy Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," none of the Inergy Entities will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

          (ii) No Environmental Problems. The Inergy Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (jj) Environmental Costs. In the ordinary course of business, the Inergy Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Inergy Entities, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus, there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect.

          (kk) No Labor Dispute. The Inergy Entities are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Inergy Entities exists or, to the knowledge of the Inergy Parties, is imminent or threatened; and none of the Inergy Parties is aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

          (ll) Insurance. The Inergy Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Inergy Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (mm) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Inergy Parties, threatened, to which any of the Inergy Entities is or may be a party or to which the business or property of any of the Inergy Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Inergy Entities is or may be subject, that, in the case of clauses (i),
     (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the

     Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

          (nn) Private Placement. The sale and issuance of the Sponsor Units to New Propane and the persons and entities listed on Schedule II and the Incentive Distribution Rights to Holdings pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Inergy Entities has taken or will take any action that would cause the loss of such exemption. The Non-Managing General Partner Exchange Offer is exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Inergy Entities has taken or will take any action that would cause the loss of such exemption. The Wilson and Rolesville Exchange is exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Inergy Entities has taken or will take any action that would cause the loss of such exemption.

          (oo) No Distribution of Other Offering Materials. The Inergy Entities have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

          (pp) Listing. The Units have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

          Any certificate signed by any officer of any Inergy Party and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Inergy Party to each Underwriter as to the matters covered thereby.

          5. ADDITIONAL COVENANTS. The Inergy Parties covenant and agree with the several Underwriters that:

          (a) The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

          (b) The Partnership will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration

Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if the Registration Statement is not effective under the 1933 Act, the Partnership will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

          (c) The Partnership will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Partnership will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

          (d) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

          (e) If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

          (f) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

          (g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders and to holders of the Units, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

          (h) The Partnership will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of five years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

          (i) The Partnership, New Propane and the General Partners will not, during the 180 days after the date of this prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, any securities convertible into, or exercisable or exchangeable for, Common Units or any other rights to acquire such Common Units, other than pursuant to employee benefit plans as in existence as of the date of this prospectus.

          (j) The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K and will file such reports with the SEC with respect to the sale of the Units and the application of the proceeds therefrom as may be required by the 1933 Act or the 1934 Act or by the applicable rules and regulations thereunder.

          (k) The Partnership will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the 1933 Act.

          (l) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Partnership will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Partnership Group for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

          (m) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Partnership will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Partnership or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Partnership or any of its subsidiaries, or the offering of the Units, without your prior written consent.

          (n) The Partnership will use its best efforts to obtain approval for, and maintain the quotation of the Units on, The Nasdaq National Market.

          (o) The Partnership will cause its directors and officers and the persons and entities listed on Schedule II to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any Common Units, Senior Subordinated Units, Junior Subordinated Units, or any securities convertible into, or exercisable or exchangeable for, Common Units or any other rights to acquire such Common Units, during the 180 days after the date of this prospectus, without the prior written consent of A.G. Edwards & Sons, Inc.

          (p) If the Partnership elects to rely on Rule 462(b) under the 1933 Act, the Partnership shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of

(i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

          6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Inergy Parties contained herein, to the performance by the Inergy Parties of their covenants and obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 1:00 p.m., New York time, on the date hereof, or, with your consent, at a later date and time, not later than _____ p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Partnership has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b) No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Vinson & Elkins L.L.P. counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

          (i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in all material respects as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (ii) Each of Holdings, New Propane, the Operating Company and the Operating Subs has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of Holdings, New Propane, the Operating Company and the Operating Subs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

          (iii) Each of the General Partners has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership and the Operating Company and to own membership interests in the Partnership and the Operating Company, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partners is duly registered or qualified as a limited liability company for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to the Underwriting Agreement.

          (iv) Service Sub has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Service Sub is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to the Underwriting Agreement.

          (v) The Managing General Partner and the Non-Managing General Partner are the sole general partners of the Partnership. The Non-Managing General Partner owns a 2% general partner interest and the Managing General Partner owns a non-economic, managing general partner interest; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement; and each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming either of such General Partners as debtors is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (vi) The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement-- Limited Liability"); and New Propane owns its Sponsor Units and Holdings owns the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New Propane or Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (vii) The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

          (viii) The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement; and the Partnership will own its membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (ix) The Operating Company owns ___% of the issued and outstanding capital stock of Service Sub and L&L Transportation owns ___% of the issued and outstanding capital stock of Service Sub; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and the Operating Company and L&L Transportation own such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company or L&L Transportation as debtor is on file in the office of the Secretary of State of the State of Delaware or
     (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

          (x) The Operating Company owns a 100% membership interest in each of the Operating Subs; such membership interests have been duly authorized and validly issued in accordance with the Operating Subs LLC Agreements and are fully paid (to the extent required under the Operating Subs LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (xi) The Non-Managing General Partner owns a 100% common membership interest in New Propane, Wilson owns ___% of the preferred membership interests in New Propane, and Rolesville owns ___% of the preferred membership interests in New Propane; such member interests have been duly authorized and validly issued in accordance with the New Propane LLC Agreement and are fully paid (to the extent required under the New Propane LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Non-Managing General Partner, Wilson and Rolesville own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims
     (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Non-Managing General Partner, Wilson or Rolesville as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (xii) Holdings owns 100% of the issued and outstanding membership interests of the Managing General Partner. Such membership interests have been duly authorized and validly issued and fully paid (to the extent required under Holdings limited liability company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the

     State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (xiii) Holdings owns ___% of the issued and outstanding common membership interests in the Non-Managing General Partner; such membership interests have been duly authorized and validly issued and fully paid (to the extent required under Holdings limited liability company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (xiv) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests of the Partnership, (ii) any membership interests of the General Partners, the Operating Company, New Propane or the Operating Subs or (iii) any shares of Service Sub, in each case pursuant to the Organizational Documents or, to the knowledge of such counsel after due inquiry, any other agreement or instrument to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived. To such counsel's knowledge after due inquiry, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Sponsor Units or Incentive Distribution Rights or other partnership interests in the Partnership, (B) membership interests of the General Partners, the Operating Company, New Propane or the Operating Subs or (B) any shares of Service Sub.

          (xv) The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents.

          (xvi) The Underwriting Agreement has been duly executed and delivered by each of the Inergy Parties.

          (xvii) Each of the Operative Agreements to which any of the Inergy Entities is a party has been duly authorized and validly executed and delivered by each of the Inergy Entities party thereto. Each of the Operative Agreements constitutes a valid and legally binding agreement of the Inergy Entities party thereto, enforceable against each such Inergy Entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (xviii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement, the Contribution Documents or the Operative Agreements by the Inergy Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions, with the exception of the Non-Managing General Partner Exchange Offer) (i) constituted, constitutes or will constitute a violation of the Organizational Documents, (ii) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, (iii) violated, violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Inergy Entities, which breaches, violations, defaults or liens, in the case of clauses (ii),
     (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group.

          (xix) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal or Delaware court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the Inergy Entities party thereto or the consummation by the Inergy Entities of the transactions contemplated by the Underwriting Agreement or the Operative Agreements (including the Transactions, with the exception of the Non-Managing General Partner Exchange Offer), except (i) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion,
     (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Underwriting Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the Managing General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or (v) as disclosed in the Prospectus.

          (xx) The statements in the Registration Statement and Prospectus under the captions "The Transactions," "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations-- The Partnership--Capital Resources, Liquidity and Financial Condition," "Business--Regulation," "Certain Relationships and Related Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "Description of the Subordinated Units," "The Partnership Agreement" and "Investment in the Partnership by Employee Benefit Plans," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Common Units, the Sponsor Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Summary--The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement."

          (xxi)  The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit
     8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

          (xxii) The Registration Statement was declared effective under the 1933 Act on __________; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

          (xxiii) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

          (xxiv) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Inergy Entities or to which any of the Inergy Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

          (xxv) None of the Inergy Parties is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "public utility company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (xxvi) Assuming that the Underwriters do not have notice of any adverse claim (as defined in Sections 8-102 and 8-105 of the New York Uniform Commercial Code) to the Units, upon the delivery to the Underwriters of certificates evidencing the Units registered in the name of the Underwriters (or their nominee) and payment by the Underwriters of the purchase price for the Units, the Underwriters (or such nominee) will be "protected purchasers" (as such term is used in Section 8-303 of the New York Uniform Commercial Code).

          (xxvii) The offer, sale and issuance of the Sponsor Units to the Non-Managing General Partner and the persons and entities listed on Schedule II and the Incentive Distribution Rights to Holdings pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Inergy Parties and the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial data included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Inergy Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of New York, (D) with respect to the opinions expressed in paragraphs (a), (b), (c) and (d) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership, the Operating Company, the Operating Subs, New Propane and the General Partners, state that such opinions are based upon the opinions of local counsel provided pursuant to (e) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States of the States listed on Exhibit A to such opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the Inergy Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Inergy Entities may be subject.

          (d) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Stinson, Mag & Fizzel, counsel for the Partnership, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

          (i) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement or the Operative Agreements by the Inergy Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions and specifically including the Non-Managing General Partner Exchange Offer) (i) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement, lease or other instrument known to such counsel (excluding any Operative Agreement or any agreement filed as an exhibit to the Registration Statement) to which any of the Inergy Entities or any of their properties may be bound, which breach, violation or default would reasonably be expected to have a Material Adverse Effect (ii) violated, violates or will violate any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body known to such counsel directed to any of the Inergy

     Entities or any of their properties in a proceeding to which any of them or their property is a party.

          (ii) To the knowledge of such counsel after due inquiry, none of the Inergy Entities is in (i) violation of its Organizational Documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Inergy Entities to perform their obligations under the Underwriting Agreement, the Contribution Documents or the Operative Agreements.

          (iii) To the knowledge of such counsel after due inquiry, each of the Inergy Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership Group, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted; and, to the knowledge of such counsel after due inquiry, none of the Inergy Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          (iv) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal or Delaware court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the Inergy Entities party thereto or the consummation by the Inergy Entities of the transactions contemplated by the Underwriting Agreement or the Operative Agreements (including the Transactions and specifically including the Non-Managing General Partner Exchange Offer), except (i) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion,
     (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Underwriting Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the Managing General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or (v) as disclosed in the Prospectus.

          (v) The persons and entities listed on Schedule II own the Senior Subordinated Units in the Partnership set forth opposite their respective names.

          (vi) The persons and entities listed on Schedule III own ___% of the issued and outstanding common membership interests and 100% of the preferred membership interests in the Non-Managing General Partner. such membership interests have been duly authorized and validly issued and fully paid (to the extent required under Holdings limited liability company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act). With respect to the persons and entities listed on Schedule III, Mr. John Sherman owns ___ common membership interests and he owns such interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Mr. Sherman or such persons or entities listed on Schedule III as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (vii) The Non-Managing General Partner Exchange Offer and the Wilson and Rolesville Exchange Offer are exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto.

          (viii) Except as described in the Prospectus, to the knowledge of such counsel after due inquiry, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Inergy Entities or to which any of the Inergy Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Inergy Entities, is reasonably likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Inergy Parties and the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial data included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial data included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Inergy Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Missouri, (D) state that they express no opinion with respect to the title of any of the Inergy Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Inergy Entities may be subject.

          (e) On the Closing Date, you shall have received the opinions of (i) Stinson, Mag & Fizzel with respect to the States of Missouri and Illinois, (ii) Womble, Carlyle, Sandridge & Rice with respect to the State of North Carolina,
(iii) Wyatt, Tarrant & Combs, LLP with respect to the States of Tennessee and Indiana, (iv) Fuller & Henry, Ltd. with respect to the State of Ohio and (v) Varnum, Riddering, Schmidt & Howell, LLP with respect to the State of Michigan, each of which is acting as special local counsel for the Partnership, addressed to you and dated the Closing Date, to the effect that:

          (i) The Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of [insert applicable state]. Each of the Managing General Partner, the Non-Managing General Partner, the Operating Company and the Operating Subs has been duly qualified or registered as a foreign limited liability company, for the transaction of business under the laws of [insert applicable state]. Service Sub has been duly qualified or registered as a foreign corporation for the transaction of business under the laws of [insert applicable state].

          (ii) Each member of the Partnership Group, as applicable, has all requisite limited liability company, limited partnership or corporate power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described or otherwise disclosed in the Registration Statement and the Prospectus; and upon the consummation of the Transactions (assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Company, Service Sub and the Operating Subs and assuming that the holders of Units will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership Group), the Partnership will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Operating Company, Service Sub and the Operating Subs and the holders of Units will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership Group except in each case to the same extent as under the laws of the State of Delaware.

          (iii) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [insert applicable state] having jurisdiction over the Partnership Group or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the State of [insert applicable state] purported to be conveyed to the Operating Company, Service Sub or the Operating Subs pursuant to the Conveyances, except (A) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (I) are of a routine or administrative nature, (II) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (III) are expected in the reasonable judgment of the Managing General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted in the State of [insert applicable state] by the Partnership Group or (v) as disclosed in the Prospectus.

          (iv) The execution, delivery and performance of the Conveyances relating to the transfer of property in the State of [insert applicable state] did not or will not violate any statute of the State of [insert applicable state] or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of [insert applicable state] having jurisdiction over any of the Inergy Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the holders of Units or the operations conducted in the State of [insert applicable state] by the Partnership Group, taken as a whole.

          (v) Each of the Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of [insert applicable state], as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title.

          (vi) Each of the deeds and real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [insert applicable state], to the extent such recordation is required, and, upon proper recordation of any of such deeds and real property assignments in the State of [insert applicable state], will constitute notice to all third parties under the recordation statutes of the State of [insert applicable state] concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership or any of its subsidiaries owns property is the appropriate public office in the State of [insert applicable state] for the recordation of deeds and assignments of interests in real property located in such county.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Inergy Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Inergy Entities may be subject, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of [insert applicable state] (each of which shall be dated as of the date not more than fourteen days prior to the Closing Date and provided to you.)

     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Stinson Mag & Fizzel are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

          (f) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this
Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

          (g) You shall have received at or prior to the Closing Date from Baker Botts L.L.P. a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Units under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Partnership.

          (h) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from Ernst & Young LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Partnership and the General Partners within the meaning of the 1933 Act and 1933 Act Rules and Regulations, and stating to the effect set forth in Schedule IV hereto.

          (i) Except as set forth in the Registration Statement and the Prospectus, (i) none of the members of the Partnership Group shall have sustained since the date of the latest audited financial statements included or in the Registration Statement and in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Inergy Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Partnership Group or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

          (j) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on The Nasdaq National Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus.

          (k) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Managing General Partner, in their capacities as such, stating that:

          (i) the condition set forth in Section 6(a) has been fully satisfied;

          (ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

          (iv) all representations and warranties made herein by the Inergy Parties are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Inergy Parties on or prior to such Closing Date have been duly performed and complied with by the Inergy Parties;

          (v) none of the members of the Partnership Group has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (vi) except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Partnership Group has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Partnership Group; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Partnership Group or any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership Group; and there has been no dividend or distribution of any kind, paid or made by the Partnership Group on any class of its capital stock;

          (vii) there has not been any change or decrease specified in paragraph iii(E) or (iii)(F) of the letter or letters delivered to the Underwriters referred to in Section 6(g) above, except those changes and decreases that are disclosed therein; and

          (viii)  covering such other matters as you may reasonably request.

          (m) The Inergy Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

          (n) The Partnership shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

          (o) The Units shall have been approved for trading upon official notice of issuance on The Nasdaq National Market.

          (p) You shall have received duly and validly executed letter agreements referred to in Section 5(m) hereof.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Baker Botts L.L.P., counsel for the several Underwriters. The Partnership will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

          If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Partnership.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) The Inergy Parties will indemnify and hold harmless each Underwriter from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Partnership or based on any information furnished in writing by the Partnership, filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (the "BLUE SKY APPLICATION"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7( c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Inergy Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof).

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Inergy Parties from and against any losses, damages or liabilities to which the Inergy Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof), and will reimburse the Inergy Parties for any legal or other expenses incurred by the Inergy Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

          (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under
Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Inergy Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Inergy Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Inergy Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Inergy Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Inergy Parties, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Inergy Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

          (e) The obligations of the Inergy Parties under this Section 7 shall be in addition to any liability that the Inergy Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership who signed the Registration Statement and to each person, if any, who controls the Partnership within the meaning of the 1933 Act.

          (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Partnership and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

          8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the Inergy Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Partnership or any of its officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

          9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

          (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by you and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in

Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10. EFFECTIVE DATE AND TERMINATION. (a) This Agreement shall become effective at 1:00 p.m., New York time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Units for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Units shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Units or upon release of telegrams, facsimile transmissions or letters offering the Units for sale to securities dealers, whichever shall first occur.

          (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Partnership; provided, however, that the provisions of this Section 10 and of Section 7 and
Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this Section 10(b) hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

          (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in
Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

          (d) This Agreement also may be terminated by you, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

          If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Partnership by telephone or telegram, confirmed by letter.

          11. COSTS AND EXPENSES. The Partnership, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership's counsel and accountants and the fees and expenses of counsel for the Partnership, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on The Nasdaq National Market (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (except as provided in this Section 11), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

          If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

          13. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance, facsimile number [(314) ___-____], with a copy to ___________________,
Attention: General Counsel, facsimile number [(314) ___-____], or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at Inergy, L.P., 1101 Walnut, Suite 1500, Kansas City, Missouri 64106, facsimile number (816) 842-1904. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

          14. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the table on the cover page of the Prospectus and the statements in the table in the first paragraph, the third, tenth, eleventh, twelfth, thirteenth and fifteenth paragraphs and the third sentence of the seventh paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

          15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Inergy Parties and, to the extent provided in Sections 7 and 8, the officers and directors of the Managing General Partner and each person who controls the Partnership or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

          In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. on behalf of you as the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

          16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          17. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

          18.  TIME OF ESSENCE.  Time shall be of the essence of this Agreement.

          19. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

          If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Inergy Parties and the Underwriters.

                         INERGY HOLDINGS, LLC


                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________


                         INERGY PARTNERS, LLC


                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________


                         NEW INERGY PROPANE, LLC

                         BY:  INERGY PARTNERS, LLC, ITS SOLE MEMBER

                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________


                         INERGY GP, LLC

                         BY:  INERGY HOLDINGS, LLC, ITS SOLE MEMBER

                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________

                         INERGY, L.P.

                         BY:  INERGY GP, LLC, ITS GENERAL PARTNER

                         BY:  INERGY HOLDINGS, LLC, ITS SOLE MEMBER

                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________


                         INERGY PROPANE, LLC

                         BY:  INERGY GP, LLC, ITS MANAGING MEMBER

                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________

                         L&L TRANSPORTATION, LLC

                         BY:  INERGY PROPANE, LLC, ITS SOLE MEMBER

                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________

                         INERGY TRANSPORTATION, LLC

                         BY:  INERGY PROPANE, LLC, ITS SOLE MEMBER

                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________

                         INERGY SALES & SERVICE, INC.

                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________

Accepted in St. Louis,
Missouri as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule I hereto.

A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Raymond James & Associates, Inc.

By:  A.G. Edwards & Sons, Inc.


By:  _______________________
Title: ______________________

                                   SCHEDULE I



Name                                           Number of Units
----                                           ---------------

A.G. Edwards & Sons, Inc.
                                                   ---------
First Union Securities, Inc.
                                                   ---------
Raymond James & Associates, Inc
                                                   ---------
Total                                              1,500,000
                                                   =========

                                  SCHEDULE II

   Persons and Entities who own Senior Subordinated Units of the Partnership

KCEP Ventures II, LP
Country Partners
Domex, Inc.
Investors 300, Inc.
L&L Leasing, Inc.
Moramerica Capital Corporation
NDSBIC, L.P.
Kansas Venture Capital, Inc.
Midstates Capital, L.P.
Diamond State Ventures, L.P.
Rocky Mountain Mezzanine
Firstar Capital Corporation
Eagle Fund II, L.P.
RNG Investments L.P.
KCEP Ventures III, LP
Clayton-Hamilton, LLC

                                  SCHEDULE III

  Persons and Entities who own Class A Preferred Interests of the Non-Managing
                                General Partner

Alton Parker Carter
Gregory L. Chappell
Randy Claiborne
Richard A. Garner
Elaine H. Johnson
Cynthia B. Kibler
H. Faye Owen
Elaine H. Trujillo
James Warren Rogers
Michael L. Hendren
Peter H. Wilson
George Upchurch, Sr.
Shirley Upchurch
George Upchurch, Jr.
Zero Butane Gas, Inc.
Donald Ray Kerr
John W. Thompson
Judy G. Carpenter
Inergy Holdings, LLC

                                  SCHEDULE IV


          Pursuant to Section 6(g) of the Underwriting Agreement, Ernst & Young L.L.P. shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the General Partners and the Partnership within the meaning of the 1933 Act and the applicable Rules and Regulations thereunder.

          (ii) In their opinion, the financial statements and any supplementary financial information audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable Rules and Regulations with respect to registration statements on Form S-1; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Partnership for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters.

          (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Partnership Group, inspection of the minute books of the Partnership Group since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Partnership Group responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published Rules and Regulations thereunder.

                    (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus.

                    (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus.

                    (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                    (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Partnership Group, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                    (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

          (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Partnership Group for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership Group and have found them to be in agreement.